Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignment and Assumption Agreement (the “Agreement”) dated as of October 6, 2006, among Alesco Financial Trust, a Maryland real estate investment trust (the “Assignor”), Sunset Financial Resources, Inc., a Maryland corporation (the “Assignee”), and Cohen Brothers Management, LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).

WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 20, 2006, as amended by letter agreements dated September 5, 2006 and September 29, 2006 (the “Merger Agreement”), among the Assignor, the Assignee and Jaguar Acquisition Inc., a Maryland corporation and a wholly-owned subsidiary of the Assignee (“MergerCo”), at the Effective Time the Assignor and MergerCo shall merge; and

WHEREAS, pursuant to Section 6.12 of the Merger Agreement, as of the Effective Time, the Assignor shall assign, and the Assignee shall assume and adopt, the Assignor’s right, title and interest in and to and the Assignor’s obligations under the management agreement, dated January 31, 2006, between the Assignor and the Manager (the “Management Agreement”); and

WHEREAS, the parties hereto desire to execute this Agreement to evidence the Assignor’s assignment to the Assignee and the Assignee’s assumption and adoption of the Assignor’s right, title and interest in and to and the Assignor’s obligations under the Management Agreement effective as of the Effective Time and the Manager’s consent to the assignment and assumption contemplated hereby.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Except as otherwise provided herein, all capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

2. Assignment of the Management Agreement. The Assignor hereby assigns, transfers, conveys and delivers to the Assignee all of the Assignor’s right, title and interest in and to and all of the Assignor’s obligations under the Management Agreement.

3. Assumption of the Management Agreement. The Assignee hereby adopts, assumes and succeeds to the Management Agreement and accepts, assumes and undertakes to pay, perform and discharge all of the liabilities of the Assignor under the Management Agreement, including, for greater certainty, the payment of any and all fees, costs, expenses and other compensation due, accrued or accruing to the Manager and any third parties under and pursuant to the terms of the Management Agreement.

4. Consent of the Manager. The Manager hereby consents to the Assignor’s assignment and the Assignee’s assumption of the Management Agreement in accordance with the terms hereof; provided, that nothing contained herein shall in any way limit, restrict or otherwise affect any of the Manager’s rights under the Management Agreement.

5. Effectiveness. This Agreement shall be effective immediately following the Effective Time.

6. Headings. The headings contained in this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

7. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ALESCO FINANCIAL TRUST

By:	/s/ John J. Longino
	Name:	John J. Longino
	Title:	Chief Financial Officer

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Stacy M. Riffe
	Name:	Stacy M. Riffe
	Title:	Chief Executive Officer

COHEN BROTHERS MANAGEMENT, LLC

By:	/s/ James J. McEntee, III
	Name:	James J. McEntee, III
	Title:	Chief Executive Officer